UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     Of the Securities Exchange Act of 1934

[ x ]  Filed by the registrant
[   ]  Filed by a party other than the registrant

Check the appropriate box:


[   ]  Preliminary Information Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14c-5(d)(2))
[ x ]  Definitive Information Statement


                                  VILLAGEEDOCS

                  (Name of Registrant as Specified In Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

---------------------------------------

2) Aggregate number of securities to which transaction applies:

---------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

---------------------------------------

4) Proposed maximum aggregate value of transaction:

---------------------------------------

5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.
3) Filing Party:
4) Date Filed:

--------------------------------------------------------------------------------


                              INFORMATION STATEMENT

                                  VILLAGEEDOCS
                         14471 CHAMBERS ROAD, SUITE 105
                            TUSTIN, CALIFORNIA 92780

This information statement is circulated to advise the stockholders of actions to be taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the Voting Capital Stock of the Company. Management is not soliciting proxies because a sufficient number of shares have provided written consent to the actions.

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.

The matters upon which action is being taken are:

1. The election of five directors to serve until the 2007 annual meeting of stockholders and until their successors are elected and qualified; and

2. Amend the Company's Bylaws to create the position of Chief Executive Officer and describe the powers and responsibilities of the Chief Executive Officer; and

3. Amend the Company's Bylaws to set the number of Directors to not less than three (3) nor more than nine (9).

The shareholders holding shares representing 57.7% of the votes entitled to be cast at a meeting of the Company's shareholders consented in writing to the proposed actions. The approval by the shareholders will not become effective until 20 days from the date of the mailing of this Information Statement to the Company's shareholders.

If the proposed actions had not been adopted by written majority shareholder consent, it would have been necessary for these actions to be considered by the Company's Shareholders at a Special Shareholder's Meeting convened for the specific purpose of approving the actions.

The elimination of the need for a special meeting of the shareholders to approve the actions is authorized by Section 603 of the California General Corporation Law, (the "California Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to
Section 603 of the California Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.


The date on which this Information Statement was first sent to the shareholders is on, or about May 23, 2006. The record date established by the Company for purposes of determining the number of outstanding shares of voting capital stock of the Company was April 25, 2006, (the "Record Date").




OUTSTANDING VOTING STOCK OF THE COMPANY
---------------------------------------

As of the Record Date, there were 101,667,526 shares of Common Stock, and 11,000,000 shares of Series A Convertible Preferred Stock, issued and outstanding. Preferred Stock has no voting rights. Accordingly, the Common Stock constitutes the sole outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

Dissenter's Rights of Appraisal

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the Securities and Exchange Act of 1934, as amended, and the California Law. No dissenters' rights under the California Law are afforded to the company's stockholders as a result of the adoption of these resolutions.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of shares of the Company's Common Stock owned as of February 28, 2006 beneficially by (i) each person who beneficially owns more than 5% of the outstanding Common Stock, (ii) each director of the Company,
(iii) the President and Chief Executive Officer of the Company, the executive officers and significant employees of the Company whose cash and non-cash compensation for services rendered to the Company for the year ended December 31, 2005 exceeded $100,000), and (iv) directors, executive officers, and significant employees as a group:


-------------------------------------------------------------------------------
       Name of Beneficial          Amount and Nature of          Percent
            Owner (1)            Beneficial Ownership (2)    of Class (3) (4)
------------------------------   ------------------------   -------------------
James Townsend (5)                            11,097,857           8.8

C. Alan Williams (6)                          64,883,068          50.3

K. Mason Conner (7)                            8,132,832           6.3

J. Thomas Zender (8)                           1,423,827           1.1

H. Jay Hill (9)                                6,433,999           5.0

Jerry T. Kendall                                      --            --

Ricardo A. Salas                                      --            --

James L. Kolassa (10)                            360,000            *

James L. Campbell (11)                         5,260,000           4.1

Stephen A. Garner (12)                         5,260,000           4.1

Alexander Riess (13)                           1,200,000            *

William R. Falcon (14)                           800,000            *

All directors, executive
officers, and significant employees
as a group (11 persons) (15)                  30,517,431          23.7
-------------------------------------------------------------------------------

*  Less than 1 %
(1)  The address of each individual is in care of the Company.
(2)  Represents sole voting and investment power unless otherwise indicated.
(3) Based on approximately 99,167,526 shares of the Company's common stock outstanding at February 28, 2006, plus, as to each person listed, that portion of the Company's common stock subject to outstanding options, warrants, and convertible debt which may be exercised or converted by such person, and as to all directors and executive officers as a group, unissued shares of the Company's common stock as to which the members of such group have the right to acquire beneficial ownership upon the exercise of stock options or warrants, or conversion of convertible debt within 60 days of February 28, 2006.

(4) Excludes 65,256,450 shares reserved for issuance under outstanding options and warrants.
(5) Includes options to acquire 58,767 shares of common stock at $2.50 per share, and options to purchase 135,726 shares of common stock at $0.1875 per share.
(6) Includes $159,411 of debt and accrued interest convertible to 1,138,650 shares of common stock at $0.14 per share and warrants to acquire 5,000,000 shares at $0.10 per share.
(7) Includes options to acquire 600,000 shares of common stock at $0.25 per share, options to acquire 65,674 shares at $2.50 per share, options to acquire 1,719,658 shares at $0.1875 per share, options to acquire 3,500,000 shares at $0.15 per share, options to acquire 2,000,000 shares at $0.16 per share, and warrants to acquire 200,000 shares at $0.15 per share.
(8) Includes options to acquire 290,000 shares of common stock at $0.20 per share, options to acquire 58,767 shares at $2.50 per share, options to acquire 735,060 shares at $0.1875 per share, and options to acquire 100,000 shares at $0.15 per share.
(9) Includes options to acquire 200,000 shares of common stock at $0.20 per share, options to acquire 65,674 shares at $2.50 per share, options to acquire 686,325 shares at $0.1875 per share, options to acquire 1,500,000 shares at $0.18 per share, options to acquire 1,000,000 shares at $0.10 per share, options to acquire 500,000 shares at $0.15 per share, options to acquire 2,000,000 shares at $0.16 per share, and warrants to acquire 350,000 shares at $0.15 per share.
(10) Includes options to acquire 360,000 shares of common stock at $0.18 per share.
(11) Includes debt convertible to 1,960,000 shares of common stock at $0.102 per share.
(12) Includes debt convertible to 1,960,000 shares of common stock at $0.102 per share.
(13) Includes warrants to acquire 1,200,000 shares of common stock at $0.15 per share.
(14) Includes warrants to acquire 800,000 shares of common stock at $0.15 per share.
(15) Includes 66,667 shares and options to purchase 150,000 shares of common stock at $2.50 per share, options to purchase 387,500 shares of common stock at $0.1875 per share, options to purchase 650,000 shares of common stock at $0.15 per share, and options to purchase 250,000 shares at $0.16 per share held by Michael A. Richard.


-------------------------------------------------------------------------------

                                   PROPOSAL #1
                              ELECTION OF DIRECTORS

         Our directors are elected annually by the stockholders to serve until the next annual meeting of stockholders and until their respective successors are duly elected. Our current bylaws provide that the number of directors comprising the whole board shall be not less than three (3) nor more than five
(5). Our board of directors has recommended that the five incumbent directors named below be re-elected. If any nominee becomes unavailable for any reason, a situation which is not anticipated, a substitute nominee may be proposed by the board.

         Shareholders holding shares representing 57.7% of the votes entitled to be cast at a meeting of the Company's shareholders, consented in writing to the election of the directors named below. The approval by the shareholders will not become effective until 20 days from the date of the mailing of this Information Statement to the Company's shareholders.

         The following table sets forth certain information concerning the nominees for director:

J. THOMAS ZENDER has been a director since 1997 and has been Chairman of the Board since January 2001. He is an information technology industry consultant specializing in strategic business development with 36 years of management and marketing experience. He has held management positions at General Electric, Honeywell, ITT and other companies. Mr. Zender has been an officer in three publicly held corporations, one NYSE listed company and two NASDAQ traded companies. From 1996 through 2001, Mr. Zender served as an interim executive for several companies in their early stage, including CEO of VillageEDOCS from 1997 to 1999. He serves on the boards of two companies in the information technology sector, one publicly traded and the other privately held. Currently, Mr. Zender is President and CEO of Unity, a global not-for-profit organization, where he also serves on the board of directors. Mr. Zender currently serves on our Audit Committee and our Compensation Committee.

K. MASON CONNER has been our Chief Executive Officer since 1999. Mr. Conner joined the Company as Vice-President of Sales in 1997 and has been a Board Member since 1998, Acting Vice-President of Sales between 1998 and 2002, and President between 1998 and March 2006, and Mr. Conner is also a Director of TBS and Resolutions. He has 27 years in sales and business management experience, including 19 years of direct and channel sales experience in the voice and data communications products and services industry. In the early 1980's he was involved in the application of Internet Protocol technologies with the military. In the late 1980s and early 1990s he was a principal strategist for an international initiative to transform K-12 education through the use of the Internet. He was a lead consultant with LTS for the electronic vulnerability threat assessment of the Los Angeles Airport Department after the "UnaBomber" threat. He has held senior sales management positions with Banyan Systems, Doelz Networks, and Timeplex. During the five years prior to joining the Company, Mr. Conner was Director of Sales at Telecom Multimedia Systems from 1996 to 1997, Vice President of Sales at Lo Tiro-Sapere from 1995 to 1996, and Vice President of Sales at Digital Network Architectures from 1991 to 1995.

JERRY T. KENDALL joined the board of directors in the second quarter of 2005. On March 1, 2006, Mr. Kendall was appointed to serve as our President and Chief Operating Officer. Mr. Kendall is also President of the Company's wholly-owned subsidiaries, MessageVision, Inc. and Tailored Business Systems, Inc. From April 2003 to August 2005, he was the President, Chief Executive Officer and a Director of Technology Research Corporation ("TRC"), a $39 million dollar public, electrical safety products company. Prior to TRC, Mr. Kendall held a number of executive management positions with Sensormatic Electronics Corporation, then a $1.2 billion, publicly held, electronics security comp J. THOMAS ZENDER has been a director since 1997 and has been Chairman of the Board since January 2001. He is an information technology industry consultant specializing in strategic business development with 36 years of management and marketing experience. He has held management positions at General Electric, Honeywell, ITT and other companies. He has been an officer in three publicly held corporations, one NYSE listed company and two NASDAQ traded companies. From 1996 through 2001 Mr. Zender served as an interim executive for several companies in their early stage, including CEO of VillageEDOCS from 1997 to 1999. He serves on the boards of two companies in the information technology sector, one publicly traded and the other privately held. Currently, Mr. Zender is President and CEO of Unity, a global not-for-profit organization, where he also serves on the board of directors.

H. JAY HILL has been a director since 1997 and became the Executive Vice President of Corporate Development in May 2003. Mr Hill is also a Vice President of Tailored Business Systems, Inc., one of our wholly-owed subsidiaries. For the last 20 years, he has primarily been a senior executive in turnaround situations in information technology and telecommunication companies. From November 2000 to May 2003, Mr. Hill was CEO, President and a Director of LightPort Advisors, Inc, a private Internet service provider for the financial services market. He has held similar positions with Unitron Medical Communications, Inc. (d/b/a Moon Communications) (1999-2000) and Amnet Corporation (Netlink) (1989-1994), and has held senior sales and marketing management positions with SunCoast Environmental Controls (1996-1999), Technology Research Corporation (1994-1996), Harris Corporation, Doelz Networks, Paradyne/AT&T, and Inforex. His primary background in sales and marketing commenced with Philadelphia Electric Company and IBM. During 1999, Moon Communications, which was then a subsidiary of Sabratek Corp., filed for protection under Chapter 11 of the U.S. Bankruptcy Code in connection with the reorganization of Sabratek. Mr. Hill currently serves on our Audit Committee and our Compensation Committee.

RICARDO SALAS joined the board of directors in the second quarter of 2005. Mr. Salas currently serves as the President and Chief Executive Officer of Liquidmetal Technologies. From January 2000 through June 2005, Mr. Salas served as Chief Executive Officer of iLIANT Corporation, an information technology and outsourcing service firm in the health care industry, and he continues to serve as Chairman of iLIANT. From 1987 through 2004, he was Vice President of J. Holdsworth Capital Ltd., a private investment firm. As an officer of J. Holdsworth Capital Ltd., Mr. Salas held positions in various investments including Medical Manager Corporation as a vice president between June 1999 and January 2000, National Medical Systems, Inc. as vice president between April 1994 and February 1997, and Uni Flange Corporation as vice president between June 1989 and June 1994. He currently serves as a director of VillageEDOCS, a provider of business information delivery services and products. Mr. Salas received his B.A. in Economics in 1986 from Harvard University in Cambridge, Massachusetts. Mr. Salas currently serves on our Audit Committee and our Compensation Committee.

BOARD OF DIRECTOR COMPENSATION

         Members of our board of directors receive no cash compensation for services as a director or for attendance at or participation in meetings. Directors receive options to purchase common stock as compensation for services as a director. In past years, directors have received options to purchase the Company's common stock in consideration for services as a director. There has been no determination made as to the number and exercise price of options, if any, that will be issued to either K. Mason Conner or H. Jay Hill for service during terms following the term that expired on October 5, 2001. During 2004, our Board of Directors approved a compensation arrangement with J. Thomas Zender, a Director. Pursuant to this arrangement, we have agreed to issue options to purchase 325,000 shares of our common stock at $0.15 per share to Mr. Zender in consideration for his past services as a Director and options to purchase 175,000 shares of our common stock at $0.15 per share in consideration for his services as a Director during 2005. During 2005, our Board of Directors approved compensation arrangements with Jerry T. Kendall and Ricardo A. Salas in connection with their services as Directors. Pursuant to these arrangements, we issued options to purchase 600,000 shares of our common stock at $0.18 per share to each of Messrs. Kendall and Salas, vesting at a rate of 200,000 shares per year. Directors are reimbursed for out-of-pocket expenses incurred by them in connection with attending meetings. All directors have options to purchase shares of the Company's Common Stock as set forth in the table in Item 11 of this Annual Report on Form 10-KSB. The Company has no other arrangements regarding compensation for services as a director.

COMMITTEES OF THE BOARD AND AUDIT COMMITTEE FINANCIAL EXPERT

The Board of Directors has an Audit Committee and a Compensation Committee.

AUDIT COMMITTEE. The Audit Committee of the Board of Directors (the "Audit Committee") monitors the integrity of the Company's financial statements, the independence and qualifications of the independent registered public accounting firm, the performance of the Company's independent registered public accounting firm and the effectiveness of the Company's disclosure controls and procedures and internal controls. It is also responsible for retaining, evaluating, and, if appropriate, recommending the termination of the Company's independent registered public accounting firm. The Audit Committee has been established under a charter approved by the Board. On December 27, 2005, the Audit Committee held its first meeting, did not meet again in 2005, and did not act by written consent in lieu of any meeting. Mr. Hill was chairman, and Messrs. Kendall and Salas constituted its remaining members during 2005. In March 2006, Mr. Zender replaced Mr. Kendall on the Audit Committee in connection with Mr. Kendall's appointment as the Company's President and Chief Executive Officer. Because our board of directors is comprised of only five members, the Audit Committee includes one member of executive management, H. Jay Hill, who is not considered to be independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act of 1934, as amended . We are not required by the OTCBB to have an audit committee comprised entirely of independent directors. We do not have an audit committee financial expert as defined by Item 401(e) of Regulation S-B of the Exchange Act at this time because we believe that we are not in a position to attract suitable candidates due to insufficient capital resources. In addition, we are not required by the OCTBB to have an audit committee financial expert.

COMPENSATION COMMITTEE. The Compensation Committee of the Board of Directors (the "Compensation Committee") administers the benefits, incentives and compensation of the Company's executive officers, reviews the performance of the Company's executive officers, reviews and approves executive compensation policy and objectives, concludes whether Company executives are compensated according to such standards, makes recommendations to the Board of Directors with respect to compensation, and carries out the Board's responsibilities relating to all forms of executive compensation. The Compensation Committee has been established under a charter approved by the Board. Non-qualified stock options which are granted to the members of the Compensation Committee are recommended by the Company's Chief Executive Officer and approved by the Board of Directors. On December 27, 2005, the Compensation Committee held its first meeting, did not meet again in 2005, and did not act by written consent in lieu of any meeting. The chair of the Compensation Committee was Mr. Kendall and Messrs. Hill and Salas constituted its remaining members during 2005. In March 2006, Mr. Zender replaced Mr. Kendall on the Compensation Committee in connection with Mr. Kendall's appointment as the Company's President and Chief Executive Officer. Because our board of directors is comprised of only five members, the Compensation Committee includes one member of executive management, H. Jay Hill. We are not required by the OTCBB to have a compensation committee comprised entirely of independent directors.

OUR DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

The following table sets forth certain information with respect to each person who is a director, executive officer, or significant employee of the Company or its subsidiary as of February 28, 2006.

Name                          Age      Position
----------------------------  ------   ---------------------------------------------------------

J. Thomas Zender                66     Chairman of the Board, Corporate Secretary

K. Mason Conner                 49     Chief Executive Officer, Director

Jerry T. Kendall                62     President, Chief Operating Officer, Director

H. Jay Hill                     66     Executive Vice President of Corporate Development, Director

Ricardo A. Salas                42     Director

Michael A. Richard              37     Chief Financial Office and Secretary

James L. Kolassa                52     Vice President, Sales and Marketing

Stephen A. Garner               51     Chief  Information   Officer,   Software  and  Services  of
                                       Tailored Business Systems, Inc.

James L. Campbell               49     Chief  Information  Officer,  Printing of Tailored Business
                                       Systems, Inc.

Alexander Riess                 53     President, Phoenix Forms, Inc.

William R. Falcon               59     Chief Operating Officer and Vice President,  Phoenix Forms,
                                       Inc.

Thor R. Bendickson              43     President and Chief Executive Officer, GoSolutions, Inc.

Fred Burris                     42     Chief Financial Officer, GoSolutions, Inc.

Shaun Pope                      38     Vice President, Sales & Marketing, GoSolutions, Inc.

Executive officers are appointed by the Board of Directors and, subject to the terms of their employment agreements, serve until their successors are duly elected and qualify, subject to earlier removal by the Board of Directors. Directors are elected at the annual meeting of shareholders to serve for their term and until their successors are duly elected and qualify, or until their earlier resignation, removal from office, or death. The remaining directors may fill any vacancy in the Board of Directors for an unexpired term. The term of the current directors continues until the next annual meeting of shareholders to be held in 2006. Mr. Zender has been a director since August 1997, Mr. Hill since October 1997, Mr. Conner since October 1998, and Messrs. Kendall and Salas since July 2005.

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS, DIRECTORS AND SIGNIFICANT EMPLOYEES

Resumes for Messrs. Zender, Conner, Kendall, Hill and Salas appear above.

MICHAEL A. RICHARD joined the Company in February 2001 and is the Chief Financial Officer and Corporate Secretary. Mr. Richard is also a Director and the Secretary of our wholly-owned subsidiaries, Tailored Business Systems, Inc. ("TBS") and Phoenix Forms, Inc. ("Phoenix Forms"). Mr. Richard has over 14 years of diverse management and public corporate reporting experience for start-up and early stage ventures. From 1999-2000 he served as V.P. Controller for The BigHub.com, Inc., a public new media company providing unique content, private label search engine, e-commerce solutions, and controlling a direct mail operation. From 1995-1999, Mr. Richard served first as Controller and then as Vice President, Accounting (principal accounting officer), and finally as a Director of PortaCom Wireless, Inc., a public developer and operator of companies with contracts to provide wireless telecommunication services in China and other emerging markets.

JAMES L. KOLASSA joined the Company in April 2004 and presently serves as the Company's Vice President of Sales and Marketing. Mr. Kolassa has over 25 years experience and success in the computer industry from direct sales with IBM and Hitachi Data Systems to channel development and distribution with both SupportNet and KeyLink Systems. Mr. Kolassa also served as the President of a software firm that he later sold. Mr. Kolassa holds a BBA in Marketing Management from Western Michigan University and an MBA in MIS from Indiana University.

STEPHEN L. GARNER is a Vice President and Chief Information Officer, Software and Services of TBS. From 1988 through the date we acquired TBS, Mr. Garner served as the President of TBS. Mr. Garner has over 25 years experience in Information Technology. Mr. Garner obtained a BS in Mathematics from Georgia Southern University in 1978. Mr. Garner is also a Certified IBM Technical Solutions Provider.

JAMES M. CAMPBELL is a Vice President and Chief Information Officer, Printing of TBS. From 1988 through the date we acquired TBS, Mr. Campbell served as the Secretary-Treasurer of TBS. Mr. Campbell has over 25 years of experience in the design and implementation of system software. Mr. Campbell obtained a BBA in Accounting from Georgia Southern University in 1978 and is a Certified Public Accountant.


ALEXANDER RIESS is President of Phoenix Forms. Mr. Riess joined Phoenix Form's predecessor company in 1998 as a co-founder and the Chief Technology Officer. Prior to 1998, he managed IT departments at several large international corporations before starting his own consulting and development business in 1986 that in 1993 became a reseller of Phoenix Form's predecessor products. After acquiring the German equivalent of a CPA certification in 1974, he received a degree in Computer Science (equivalent to an US Bachelor of Science) in the early 1980s and taught classes for IBM in Europe for users and system engineers of IBM's midrange computer systems.


WILLIAM R. FALCON is COO and a Vice President of Phoenix Forms. Mr. Falcon joined Phoenix Form's predecessor company in 1998, and has directed the technical staff in senior IT management positions during his entire tenure. Prior to 1998, Mr. Falcon was a co-owner of Lynk, a manufacturer and marketer of computer terminals for IBM's midrange systems.

THOR BENDICKSON is President and Chief Executive Officer of our recently acquired wholly-owned subsidiary, GoSolutions, Inc. ("GSI"). Mr. Bendickson has been employed by GSI for over five years. Prior to joining GSO, he was Senior Vice President - Strategic Consulting for Mediacentric Group and Chief Operating Officer for ECWerks, Inc., a management and technology consulting services company focused on designing, developing and delivering ebusiness solutions. Mr. Bendickson holds a BS in Computer Science and Accounting from Florida State University.

FRED BURRIS is Chief Financial Officer of GSI. Mr. Burris has been employed by GSI for over five years. Prior to joining GSI, he served as CFO of Qualitative Marketing Software, Inc., a Clearwater, Florida based marketing software developer. Prior to his employment with Qualitative Marketing Software, Inc., Mr. Burris worked for PriceWaterhouseCoopers as a manager in the firm's Assurance and Business Advisory Services practice. Mr. Burris holds a BS in Accounting from the University of Florida.

SHAUN POPE is Vice President-Sales and Marketing of GSI. Mr. Pope has been employed by GSI for over five years. Prior to joining GSI, he served as Director of Applications Development and Executive Vice President of Mediacentric Group. Mr. Pope holds a BS in Communications from the University of Florida and a MA in Media Studies from the University of South Florida.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table shows the compensation paid or accrued by the Company for the fiscal years ended December 31, 2005 and 2004 to or for the account of the Chief Executive Officer, President, and executive officers, and significant employees of the Company who received benefits or annual salary and bonus of $100,000 or more during the stated periods.



                               ANNUAL COMPENSATION                            LONG-TERM COMPENSATION
                         ---------------------------------    -------------------------------------------------------
                                                                                Securiites
                                                               Restricted       Underlying
                                                                                                  LTIP
Name and Principal         Salary       Bonus     Other       Stock Awards  Options / Warrants   Payouts     Other
Position                     ($)         ($)       ($)            ($)              (#)             ($)        ($)
---------------------    ------------ ---------- ---------    ------------- ------------------- ----------- ---------

Fiscal 2005
---------------------

K. Mason Conner
President, CEO             165,833           -          -           12,257          2,200,000

H. Jay Hill
E.V.P. Corporate
Development                130,000      22,120          -            9,240          2,350,000           -          -

James L. Kolassa
V.P. Sales and
Marketing                  114,167      50,000          -                -            300,000           -          -

James L. Campbell
CIO, Printing
TBS                        105,000       1,500          -                -                  -           -          -

Stephen A. Garner
CIO, Software and
Services -- TBS            105,000       1,500          -                -                  -           -          -

Alexander Riess
President --
Resolutions                180,000           -          -                -                  -           -          -

William R. Falcon
COO- Resolutions           120,000           -          -                -                  -           -

Continued...

                               ANNUAL COMPENSATION                            LONG-TERM COMPENSATION
                         ---------------------------------    -------------------------------------------------------
                                                                                Securiites
                                                               Restricted       Underlying
                                                                                                  LTIP
Name and Principal         Salary       Bonus     Other       Stock Awards  Options / Warrants   Payouts     Other
Position                     ($)         ($)       ($)            ($)              (#)             ($)        ($)
---------------------    ------------ ---------- ---------    ------------- ------------------- ----------- ---------

Fiscal 2004
---------------------

K. Mason Conner
President, CEO             138,926           -          -                -          3,500,000

H. Jay Hill
E.V.P. Corporate
Development                 93,423      62,800          -           13,200            500,000

James L. Kolassa
V.P. Sales and
Marketing                   83,044      60,014          -                -          1,500,000

James L. Campbell
CIO, Printing
TBS                         76,676      27,235          -                -                  -

Stephen A. Garner
CIO, Software and
Services -- TBS             77,269      27,235          -                -                  -


EMPLOYMENT AND OTHER AGREEMENTS

We have entered into employment agreements with K. Mason Conner, our Chief Executive Officer, Jerry T. Kendall, our President and Chief Operating Officer,
H. Jay Hill, our Executive Vice President - Corporate Development, Michael Richard, our Chief Financial Officer, and James L. Kolassa, our V.P. Sales and Marketing. In addition, in connection with our acquisitions of TBS and Resolutions, we have entered into employment agreements with James L. Campbell, William R. Falcon, Stephen A. Garner, and Alexander Riess. On June 16, 2004, a written consent was filed with the Company to approve the employment agreements with Messrs. Conner, Hill, and Richard and on April 28, 2005, each of these agreements was amended. Following is a summary of the significant terms of each of the employment agreements:

K. MASON CONNER. Mr. Conner's employment agreement, dated as of June 10, 2004, and amended as of May 1, 2006, provides for Mr. Conner to serve as our President and Chief Executive Officer for a term ending June 14, 2010. The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Conner or the Company gives the other party at least ninety days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

Pursuant to the employment agreement, Mr. Conner received a base salary of $150,000 for the period from June 15, 2004 until April 16, 2005, at which time his base salary was increased to $180,000. Effective as of May 1, 2006, Mr. Conner's annual salary was increased to $225,000. The Board will review his salary at annual intervals, and may adjust his annual base salary from time to time as the Board of Directors or its Compensation Committee deems to be appropriate, provided, however, that the salary for the twelve month period beginning May 1, 2007 and each succeeding year shall not be less than 105% of the salary for the prior year. Mr. Conner is entitled to an incentive bonus based upon the Company's net income. For the 2004 fiscal year, Mr. Conner was paid a bonus equal to 10% of the Company's net income. For the year 2005, the percentage bonus will be 7% of the net income paid in cash and 5% paid in Company shares. The number of Company shares issuable to the Executive shall be based upon the average closing price of the Company's shares for the ten (10) trading days ending on March 31st of the following year. Each year subsequent to 2005, the board will establish the percentages; during 2006 and 2007 the percentages shall not be less than 4% and 2% respectively.


Pursuant to the employment agreement, we have granted Mr. Conner options for 3,500,000 shares of our common stock (the "Option Shares"). The Option Shares will vest over a five year period and may be exercised during the seven year period after vesting. If Mr. Conner voluntarily resigns or is terminated for cause, all unvested options will be forfeited and cancelled; provided, that Mr. Conner shall be fully vested in one-half of his then unvested Option Shares (A) in the event of his termination by the Company other than for cause, (B) upon the consummation of a Change in Control, or (C) upon Mr. Conner's death or disability. The Company has agreed to use its best efforts to register, and maintain the effectiveness of a registration statement on Form S-8, for resale all of the Option Shares granted to Mr. Conner and, at any time that Form S-8 is not effective, to grant him piggyback registration with respect to any registration statement filed by the Company.

Mr. Conner also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to four weeks annual vacation. He is also entitled to be reimbursed for business expenses incurred by him in promoting the Company's business.

If Mr. Conner's employment is terminated for reasons other than death, disability, cause, or voluntary termination by Mr. Conner, the Company will be obligated to make monthly payments to Mr. Conner for twelve (12) months. Each monthly payment shall be equal to one-twelfth (1/12th) of twice Mr. Conner's annual base salary, as in effect on the date of termination. In addition, any restricted stock, stock options or other awards granted to him will become immediately vested in full and, in the case of stock options, exercisable in full. Mr. Conner will also be permitted to continue to participate for a period of one year, at the Company's expense, in all benefit and insurance plans, coverage and programs in which he was participating as of the termination date.

The Company may terminate the agreement if it determines that Mr. Conner has been unable to attend to his duties for at least ninety (90) days because of a medically diagnosable physical or mental condition, and has received a written opinion from a physician acceptable to the Board that such condition prevents him from resuming full performance of his duties and is likely to continue for an indefinite period. Upon such termination, the Company shall pay Mr. Conner a monthly disability benefit equal to one-twelfth (1/12th) of his current annual base salary at the time he became permanently disabled until the earliest of (i) the month in which the he returns to active employment, either with the Company or otherwise, (ii) the end of the initial term of the agreement, or the current renewal term, as the case may be, or (iii) the twenty-fourth month after the date of the termination. Any such payments shall be reduced by any amounts paid to Mr. Conner under any long-term disability plan or other disability program or insurance policies maintained or provided by the Company.

If Mr. Conner is terminated for Cause, he shall be entitled to receive his base salary through the date of termination and any non-forfeitable benefits earned and payable to him under the terms of deferred compensation or incentive plans maintained by the Company. In the event of a Change in Corporate Control, any restricted stock, stock options or other awards granted to Mr. Conner shall become immediately vested in full and, in the case of stock options, exercisable in full. Additionally, if at any time during the twelve (12) consecutive months following or six (6) months prior to the occurrence of a Change in Corporate Control, Mr. Conner is involuntarily terminated (other than for Cause) by the Company, he shall be entitled to lump sum severance pay in an amount equal to the sum of (i) 299% of his annual base salary in effect at the time of the Change in Corporate Control plus (ii) 299% of the annual bonus paid to him with respect to the last fiscal year ending prior to the Change in Corporate Control.


JERRY T. KENDALL. On March 1, 2006, we entered into an executive employment agreement with Jerry T. Kendall, who is also a director of the Company. The employment agreement provides for Mr. Kendall to serve as our President and Chief Operating Officer for a term of two years from March 1, 2006. The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Kendall or the Company gives the other party at least ninety days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

Pursuant to his employment agreement, Mr. Kendall will receive a base salary of $200,000. The Company will review Mr. Kendall's salary at annual intervals, and may adjust his annual base salary from time to time as the Board of Directors or its Compensation Committee deems to be appropriate, provided, however, that the salary for the twelve month period beginning March 1, 2007 and each succeeding year shall not be less than 105% of the salary for the prior year. Mr. Kendall is entitled to an incentive bonus based upon the Company's EBITDA (EBITDA is defined as net income from operations as presented in the Company's most recent audited statement of operations less depreciation and amortization expense). For the 2006 fiscal year, the percentage bonus, prorated for the months employed in 2006, will be 3% of the EBITDA paid in cash and 2% paid in Company shares. The number of Company shares issuable to Mr. Kendall shall be based upon the average closing price of the Company's shares for the ten (10) trading days ending on March 31st of the following year. Each year subsequent to 2006, the board will establish the percentages no later than January 31.

Pursuant to his employment agreement, the Company has granted Mr. Kendall options for 4,000,000 shares of its common stock which will vest over a five year period and may be exercised during the seven year period after vesting. If Mr. Kendall voluntarily resigns or is terminated for cause, all unvested options will be forfeited and cancelled; provided, that Mr. Kendall shall be fully vested in any of his then unvested option shares (A) in the event of his termination by the Company other than for cause, (B) upon the consummation of a Change in Control, or (C) upon Mr. Kendall's death or disability. The Company has agreed to use its best efforts to register, and maintain the effectiveness of a registration statement on Form S-8, for resale all of the option shares granted to Mr. Kendall and, at any time that Form S-8 is not effective, to grant him piggyback registration with respect to any registration statement filed by the Company.

Mr. Kendall also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to four weeks annual vacation. He is also entitled to be reimbursed for business expenses incurred by him in promoting the Company's business.

If Mr. Kendall's employment is terminated for reasons other than death, disability, cause, or voluntary termination by Mr. Kendall, the Company will be obligated to make monthly payments to Mr. Kendall for the remaining term of the agreement but not more than six (6) months if the termination occurs within the first twelve months from the effective date and not less than twelve (12) months if the termination occurs subsequent to the first twelve months from the effective date. Each monthly payment shall be equal to one-twelfth (1/12th) of Mr. Kendall's annual base salary, as in effect on the date of termination. In addition, any restricted stock, stock options or other awards granted to him will become immediately vested in full and, in the case of stock options, exercisable in full. Mr. Kendall will also be permitted to continue to participate for a period of one year, at the Company's expense, in all benefit and insurance plans, coverage and programs in which he was participating as of the termination date.

The Company may terminate the agreement if it determines that Mr. Kendall has been unable to attend to his duties for at least ninety (90) days because of a medically diagnosable physical or mental condition, and has received a written opinion from a physician acceptable to the Board that such condition prevents him from resuming full performance of his duties and is likely to continue for an indefinite period. Upon such termination, the Company shall pay Mr. Kendall a monthly disability benefit equal to one-twelfth (1/12th) of his current annual base salary at the time he became permanently disabled until the earliest of (i) the month in which the he returns to active employment, either with the Company or otherwise, (ii) the end of the initial term of the agreement, or the current renewal term, as the case may be, or (iii) the twenty-fourth month after the date of the termination. Any such payments shall be reduced by any amounts paid to Mr. Kendall under any long-term disability plan or other disability program or insurance policies maintained or provided by the Company.

If Mr. Kendall is terminated for Cause, he shall be entitled to receive his base salary through the date of termination and any non-forfeitable benefits earned and payable to him under the terms of deferred compensation or incentive plans maintained by the Company.

In the event of a non-renewal of the employment agreement, Mr. Kendall will vest 25% of the unvested portion of the stock option granted in connection with the agreement and any stock options granted Mr. Kendall prior to the employment agreement, have a modified term of the covenant not to compete equal to the greater of twelve months or the number of months of severance pay granted, and will receive a series of monthly payments for a minimum of twelve months, each of which shall be equal to one-twelfth of Mr. Kendall's annual base salary as in effect at the end of the term.

In the event of a Change in Corporate Control, any restricted stock, stock options or other awards granted to Mr. Kendall shall become immediately vested in full and, in the case of stock options, exercisable in full. Additionally, if at any time during the twelve (12) consecutive months following or six (6) months prior to the occurrence of a Change in Corporate Control, Mr. Kendall is involuntarily terminated (other than for Cause) by the Company, he shall be entitled to lump sum severance pay in an amount equal to the sum of 100% of his annual base salary in effect at the time of the Change in Corporate Control.

H. JAY HILL Mr. Hill's employment agreement, dated as of June 10, 2004, as amended May 1, 2006, provides for Mr. Hill to serve as our Executive Vice President - Corporate Development for a term commencing June 16, 2004 and ending June 15, 2010. The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Hill or the Company gives the other party at least ninety days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

The employment agreement provides for Mr. Hill to receive a base salary of $120,000 until April 16, 2005, at which time his base salary was increased to $150,000. Effective May 1, 2006, Mr. Hill's annual salary was increased to $200,000. The Board will review Mr. Hill's salary at annual intervals, and may adjust his annual base salary from time to time as the Board of Directors or its Compensation Committee deems to be appropriate, provided, however, that the salary for the twelve month period beginning May 1, 2007 and each succeeding year shall not be less than 105% of the salary for the prior year.

Mr. Hill will be paid an incentive bonus based on the Company's profitability. At the end of each fiscal year, commencing with 2005, Mr. Hill will earn a percentage of the net income under GAAP to be paid the month following the filing of the 10K report. For the year 2005, the percentage bonus will be 5% of the net income paid in cash and 4% paid in Company shares. The number of Company shares issuable to Mr. Hill shall be based upon the average closing price of the Company's shares for the ten (10) trading days ending on March 31st of the following year. Each year subsequent to 2005, the board will establish the percentages; during 2006 and 2007 the percentages shall not be less than 3% and 2% respectively.

Pursuant to the employment agreement, we have granted Mr. Hill options for 500,000 shares of our common stock (the "Option Shares"). The Option Shares will vest over a five year period and may be exercised during the seven year period after vesting. If Mr. Hill voluntarily resigns or is terminated for cause, all unvested options will be forfeited and cancelled; provided, that Mr. Hill shall be fully vested in then unvested Option Shares (A) in the event of his termination by the Company other than for cause, (B) upon the consummation of a Change in Control, or (C) upon Mr. Hill's death or disability. The Company has agreed to use its best efforts to register, and maintain the effectiveness of a registration statement on Form S-8, for resale all of the Option Shares granted to Mr. Hill and, at any time that Form S-8 is not effective, to grant him piggyback registration with respect to any registration statement filed by the Company.

Mr. Hill also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to four weeks annual vacation. He is also entitled to be reimbursed for business expenses incurred by him in promoting the Company's business.

If Mr. Hill's employment is terminated for reasons other than death, disability, or voluntary termination by Mr. Hill, the Company will be obligated to make monthly payments to Mr. Hill for each month during the remaining term of the employment agreement, but not less than twelve (12) months. Each monthly payment shall be equal to one-twelfth (1/12th) of twice Mr. Hill's annual base salary, as in effect on the date of termination. In addition, any restricted stock, stock options or other awards granted to him will become immediately vested in full and, in the case of stock options, exercisable in full. Mr. Hill will also be permitted to continue to participate for a period of one year, at the Company's expense, in all benefit and insurance plans, coverage and programs in which he was participating as of the termination date.

The Company may terminate the agreement if it determines that Mr. Hill has been unable to attend to his duties for at least ninety (90) days because of a medically diagnosable physical or mental condition, and has received a written opinion from a physician acceptable to the Board that such condition prevents him from resuming full performance of his duties and is likely to continue for an indefinite period. Upon such termination, the Company shall pay Mr. Hill a monthly disability benefit equal to one-twelfth (1/12th) of his current annual base salary at the time he became permanently disabled until the earliest of (i) the month in which the he returns to active employment, either with the Company or otherwise, (ii) the end of the initial term of the agreement, or the current renewal term, as the case may be, or (iii) the twenty-fourth month after the date of the termination. Any such payments shall be reduced by any amounts paid to Mr. Hill under any long-term disability plan or other disability program or insurance policies maintained or provided by the Company.

If Mr. Hill is terminated for Cause, he shall be entitled to receive his base salary through the date of termination and any non-forfeitable benefits earned and payable to him under the terms of deferred compensation or incentive plans maintained by the Company.

In the event of a Change in Corporate Control, any restricted stock, stock options or other awards granted to Mr. Hill shall become immediately vested in full and, in the case of stock options, exercisable in full. Additionally, if at any time during the twelve (12) consecutive months following or six (6) months prior to the occurrence of a Change in Corporate Control, Mr. Hill is involuntarily terminated (other than for Cause) by the Company, he shall be entitled to lump sum severance pay in an amount equal to the sum of (i) 200% of his annual base salary in effect at the time of the Change in Corporate Control plus (ii) 200% of the annual bonus paid to him with respect to the last fiscal year ending prior to the Change in Corporate Control.

MICHAEL RICHARD. Mr. Richard's employment agreement, dated as of June 10, 2004, as amended May 1, 2006, provides for Mr. Richard to serve as our Chief Financial Officer for a term commencing June 15, 2004 and ending June 14, 2008. The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Richard or the Company gives the other party at least ninety days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

The employment agreement provides for Mr. Richard to receive a base salary of $95,000 until April 16, 2005, at which time his base salary was increased to $100,000. Effective May 1, 2006, Mr. Richard's annual base salary was increased to $125,000. The Board will review Mr. Richard's salary at annual intervals, and may adjust his annual base salary from time to time as the Chief Executive Officer deems to be appropriate, provided, however, that the salary for the twelve month period beginning May 1, 2007 and each succeeding year shall not be less than 105% of the salary for the prior year.


Pursuant to the employment agreement, we have granted Mr. Richard options for 650,000 shares of our common stock (the "Option Shares"). The Option Shares will vest over a five year period and may be exercised during the seven year period after vesting. If Mr. Richard voluntarily resigns or is terminated for cause, all unvested options will be forfeited and cancelled; provided, that Mr. Richard shall be fully vested in then unvested Option Shares (A) in the event of his termination by the Company other than for cause, (B) upon the consummation of a Change in Control, or (C) upon Mr. Richard's death or disability. The Company has agreed to use its best efforts to register, and maintain the effectiveness of a registration statement on Form S-8, for resale all of the Option Shares granted to Mr. Richard and, at any time that Form S-8 is not effective, to grant him piggyback registration with respect to any registration statement filed by the Company.

Mr. Richard also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to three weeks annual vacation. He is also entitled to be reimbursed for business expenses incurred by him in promoting the Company's business. If Mr. Richard's employment is terminated for reasons other than death, disability, or voluntary termination by Mr. Richard, the Company will be obligated to make monthly payments to Mr. Richard for each month during the remaining term of the employment agreement, but not less than six (6) months. Each monthly payment shall be equal to one-twelfth (1/12th) of his annual base salary, as in effect on the date of termination. In addition, any restricted stock, stock options or other awards granted to him will become immediately vested in full and, in the case of stock options, exercisable in full. Mr. Richard will also be permitted to continue to participate for a period of six (6) months, at the Company's expense, in all benefit and insurance plans, coverage and programs in which he was participating as of the termination date.

The Company may terminate the agreement if it determines that Mr. Richard has been unable to attend to his duties for at least ninety (90) days because of a medically diagnosable physical or mental condition, and has received a written opinion from a physician acceptable to the Board that such condition prevents him from resuming full performance of his duties and is likely to continue for an indefinite period. Upon such termination, the Company shall pay Mr. Richard a monthly disability benefit equal to one-twelfth (1/12th) of his current annual base salary at the time he became permanently disabled until the earliest of (i) the month in which the he returns to active employment, either with the Company or otherwise,
(ii) the end of the initial term of the agreement, or the current renewal term, as the case may be, or (iii) the sixth month after the date of the termination. Any such payments shall be reduced by any amounts paid to Mr. Richard under any long-term disability plan or other disability program or insurance policies maintained or provided by the Company.

If Mr. Richard is terminated for Cause, he shall be entitled to receive his base salary through the date of termination and any non-forfeitable benefits earned and payable to him under the terms of deferred compensation or incentive plans maintained by the Company.

In the event of a Change in Corporate Control, any restricted stock, stock options or other awards granted to Mr. Richard shall become immediately vested in full and, in the case of stock options, exercisable in full. Additionally, if at any time during the twelve (12) consecutive months following or six (6) months prior to the occurrence of a Change in Corporate Control, Mr. Richard is involuntarily terminated (other than for Cause) by the Company, he shall be entitled to lump sum severance pay in an amount equal to the sum of (i) 50% of his annual base salary in effect at the time of the Change in Corporate Control plus (ii) 50% of the annual bonus paid to him with respect to the last fiscal year ending prior to the Change in Corporate Control.

JAMES L. KOLASSA. Mr. Kolassa's employment offer letter, dated April 23, 2004, as amended, provides for Mr. Kolassa to serve as President of TBS and to receive a base salary of $120,000 per year. His employment is at-will. Mr. Kolassa is entitled to an incentive bonus based upon achieving certain growth targets for TBS' net revenue and net income.

Pursuant to the employment offer letter, the Company has agreed to grant Mr. Kolassa options to purchase 1,500,000 shares of our common stock at $0.18 per share (the "Option Shares"). The Option Shares will vest over a five year period and may be exercised during the seven year period after vesting. If Mr. Kolassa's employment is terminated for any reason, all vested and unvested options will be forfeited and cancelled if unexercised in the ninety day period following the date of any such termination.

Mr. Kolassa also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to three weeks annual vacation. He is also entitled to be reimbursed for business expenses incurred by him in promoting the Company's business.

In the event of a Change in Corporate Control, any stock options granted to Mr. Kolassa shall become immediately vested in full and, in the case of stock options, exercisable in full.

JAMES L. CAMPBELL. Mr. Campbell's employment agreement, dated as of February 17, 2004, as modified, provides for Mr. Campbell to serve as the Co-CIO of TBS for a term of three years from June 15, 2004. The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Campbell or TBS gives the other party at least thirty days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

The employment agreement provides for Mr. Campbell to receive a base salary of $100,000 for the first year. The Company will review Mr. Campbell's salary at annual intervals, and may adjust his annual base salary from time to time as the Board of Directors or its Compensation Committee deems to be appropriate, provided, however, that the salary for the second and each succeeding year shall not be less than 105% of the salary for the prior year. Mr. Campbell is entitled to an incentive bonus based upon the Company's gross margin.

Mr. Campbell also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to three weeks annual vacation. He is also entitled to be reimbursed for business expenses incurred by him in promoting TBS' business and to reimbursement of up to $2,500 per year in expenses for attending continuing education programs.

If Mr. Campbell's employment is terminated for reasons other than death, disability, "good reason", or voluntary termination by Mr. Campbell, the Company will be obligated to make monthly payments to Mr. Campbell for each month during the remaining term of the employment agreement. Each monthly payment shall be equal to one-twelfth (1/12th) of Mr. Campbell's annual base salary, as in effect on the date of termination.

STEPHEN A. GARNER. Mr. Garner's employment agreement, dated as of February 17, 2004, as modified, provides for Mr. Garner to serve as the Co-CIO of TBS for a term of three years from June 15, 2004. The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Garner or TBS gives the other party at least thirty days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

The employment agreement provides for Mr. Garner to receive a base salary of $100,000 for the first year. The Company will review Mr. Garner's salary at annual intervals, and may adjust his annual base salary from time to time as the Board of Directors or its Compensation Committee deems to be appropriate, provided, however, that the salary for the second and each succeeding year shall not be less than 105% of the salary for the prior year. Mr. Garner is entitled to an incentive bonus based upon the Company's gross margin

Mr. Garner also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to three weeks annual vacation. He is also entitled to be reimbursed for business expenses incurred by him in promoting TBS' business and to reimbursement of up to $2,500 per year in expenses for attending continuing education programs.

If Mr. Garner's employment is terminated for reasons other than death, disability, "good reason", or voluntary termination by Mr. Garner, the Company will be obligated to make monthly payments to Mr. Garner for each month during the remaining term of the employment agreement. Each monthly payment shall be equal to one-twelfth (1/12th) of Mr. Garner's annual base salary, as in effect on the date of termination.

ALEXANDER RIESS. Mr. Riess' employment agreement, dated as of April 1, 2005, provides for Mr. Riess to serve as the President of Resolutions for a term of three years from April 1, 2005. The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Riess or Resolutions gives the other party at least thirty days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

Subject to certain adjustments, as described below, the employment agreement provides for Mr. Riess to receive a base salary of $180,000 per year. For the period beginning on April 1, 2005 and ending June 30, 2005, Mr. Riess will be paid a base salary of $9,000 per month. Thereafter, until the Initial Target Attainment Date, he will be paid his base salary at the rate of $12,000 per month (the "Adjusted Base Salary"). The "Initial Target Attainment Date" is the last day of the first calendar quarter in which, in the Company's reasonable judgment based upon Resolution's reported EBIT, all of the following circumstances exist: (i) Resolutions reports EBIT for the preceding quarter in an amount greater than the difference between the base salary and the Adjusted Base Salary; (ii) in the Company's reasonable judgment, it is more likely than not that Resolutions will continue to report EBIT of not less than such amount in the subsequent quarter; (iii) Resolutions was cash flow positive during, and at the end of, such quarter in an amount greater than the difference between the base salary and the Adjusted Base Salary; and (iv) in the Company's reasonable judgment, it is more likely than not that Resolutions will continue to be cash flow positive by at least such amount in the subsequent quarter.

Beginning with the first calendar quarter after the Initial Target Attainment Date, and for each calendar quarter thereafter, Mr. Riess' monthly base salary will be $15,000 per month provided that all conditions required for the Initial Target Attainment Date were also applicable to the preceding calendar quarter. In the event that any of such conditions are not applicable to any calendar quarter subsequent to the Initial Target Attainment date, Resolutions may adjust Mr. Riess' monthly base salary to $12,000 per month for a period of ninety (90) days. Mr. Riess will also entitled to participate in an incentive bonus program based upon achieving certain targets for Resolutions' net revenue and net income.

Mr. Riess also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to three weeks annual vacation. He is also entitled to be reimbursed for business expenses incurred by him.

If Mr. Riess' employment is terminated for reasons other than death, disability, "good reason", or voluntary termination by Mr. Riess, the Company will be obligated to make monthly payments of $15,000 each to Mr. Riess for each month during the remaining term of the employment agreement.

WILLIAM R. FALCON. Mr. Falcon's employment agreement, dated as of April 1, 2005, provides for Mr. Falcon to serve as the Vice President of Resolutions for a term of three years from April 1, 2005. The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Falcon or Resolutions gives the other party at least thirty days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

Subject to certain adjustments, as described below, the employment agreement provides for Mr. Falcon to receive a base salary of $132,000 per year. For the period beginning on April 1, 2005 and ending June 30, 2005, Mr. Falcon will be paid a base salary of $7,000 per month. Thereafter, until the Initial Target Attainment Date, he will be paid his base salary at the rate of $9,000 per month (the "Adjusted Base Salary"). The "Initial Target Attainment Date" is the last day of the first calendar quarter in which, in the Company's reasonable judgment based upon Resolution's reported EBIT, all of the following circumstances exist:
(i) Resolutions reports EBIT for the preceding quarter in an amount greater than the difference between the base salary and the Adjusted Base Salary; (ii) in the Company's reasonable judgment, it is more likely than not that Resolutions will continue to report EBIT of not less than such amount in the subsequent quarter;
(iii) Resolutions was cash flow positive during, and at the end of, such quarter in an amount greater than the difference between the base salary and the Adjusted Base Salary; and (iv) in the Company's reasonable judgment, it is more likely than not that Resolutions will continue to be cash flow positive by at least such amount in the subsequent quarter.

Beginning with the first calendar quarter after the Initial Target Attainment Date, and for each calendar quarter thereafter, Mr. Falcon's monthly base salary will be $11,000 per month provided that all conditions required for the Initial Target Attainment Date were also applicable to the preceding calendar quarter. In the event that any of such conditions are not applicable to any calendar quarter subsequent to the Initial Target Attainment date, Resolutions may adjust Mr. Falcon's monthly base salary to $11,000 per month for a period of ninety
(90) days.

Mr. Falcon also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to three weeks annual vacation. He is also entitled to be reimbursed for business expenses incurred by him.

If Mr. Falcon's employment is terminated for reasons other than death, disability, "good reason", or voluntary termination by Mr. Falcon, the Company will be obligated to make monthly payments of $15,000 each to Mr. Falcon for each month during the remaining term of the employment agreement. Mr. Falcon will also entitled to participate in an incentive bonus program based upon achieving certain targets for Resolutions' net revenue and net income.

THOR BENDICKSON. Mr. Bendickson's employment agreement, dated as of April 27, 2006 provides for Mr. Bendickson to serve as President of GSI for a term of three years. The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Bendickson or GSI gives the other party at least sixty days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

The employment agreement provides for Mr. Bendickson to receive a base salary of $190,000 for the first twelve months and $200,000 for the second twelve months. Thereafter, the CEO of VillageEDOCS will review his base salary at annual intervals and determine a salary; provided, however, that any such base salary shall not be less than 105% of the prior year's base salary. Mr. Bendickson is also entitled to participate in an incentive compensation plan based upon GSI attaining certain operating objectives.

Pursuant to the employment agreement, we have granted Mr. Bendickson options for 2,500,000 shares of our common stock (the "Option Shares"). The Option Shares will vest over a five year period and may be exercised during the seven year period after vesting. If Mr. Bendickson voluntarily resigns or is terminated for cause, all unvested options will be forfeited and cancelled; provided, that Mr. Bendickson shall be fully vested in then unvested Option Shares (A) in the event of his termination by the Company other than for cause, (B) upon the consummation of a Change in Control, or (C) upon his death or disability. The Company has agreed to use its best efforts to register, and maintain the effectiveness of a registration statement on Form S-8, for resale all of the Option Shares granted to Mr. Bendickson.

Mr. Bendickson also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to five weeks annual vacation. He is also entitled to be reimbursed for business expenses incurred by him.

If his employment is terminated for reasons other than death, disability, "good reason", or voluntary termination by Mr. Bendickson, the Company will be obligated to make monthly payments equal to his monthly base salary for the longer of twelve months or the remaining term of the employment agreement.

FRED BURRIS. Mr. Burris' employment agreement, dated as of April 27, 2006 provides for Mr. Burris to serve as Chief Financial Officer of GSI for a term of two years. The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Burris or GSI gives the other party at least thirty days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

The employment agreement provides for Mr. Burris to receive a base salary of $150,000 for the first twelve months and $160,000 for the second twelve months. Thereafter, the CEO of VillageEDOCS will review his base salary at annual intervals and determine a salary; provided, however, that any such base salary shall not be less than 105% of the prior year's base salary. Mr. Burris is also entitled to participate in an incentive compensation plan based upon GSI attaining certain operating objectives.

Pursuant to the employment agreement, we have granted Mr. Burris options for 2,000,000 shares of our common stock (the "Option Shares"). The Option Shares will vest over a five year period and may be exercised during the seven year period after vesting. If Mr. Burris voluntarily resigns or is terminated for cause, all unvested options will be forfeited and cancelled; provided, that Mr. Burris shall be fully vested in then unvested Option Shares (A) in the event of his termination by the Company other than for cause, (B) upon the consummation of a Change in Control, or (C) upon his death or disability. The Company has agreed to use its best efforts to register, and maintain the effectiveness of a registration statement on Form S-8, for resale all of the Option Shares granted to Mr. Burris.

Mr. Burris also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to four weeks annual vacation. He is also entitled to be reimbursed for business expenses incurred by him.

If his employment is terminated for reasons other than death, disability, "good reason", or voluntary termination by Mr. Burris, the Company will be obligated to make monthly payments equal to his monthly base salary for the longer of six months or the remaining term of the employment agreement.

SHAUN POPE. Mr. Pope's employment agreement, dated as of April 27, 2006 provides for Mr. Pope to serve as Executive Vice President, Sales & Marketing of GSI for a term of one year. The employment agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Pope or GSI gives the other party at least thirty days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term.

The employment agreement provides for Mr. Burris to receive a base salary of $150,000. Thereafter, the CEO of VillageEDOCS will review his base salary at annual intervals and determine a salary; provided, however, that any such base salary shall not be less than 105% of the prior year's base salary. Mr. Pope is also entitled to participate in an incentive compensation plan based upon GSI attaining certain operating objectives.

Pursuant to the employment agreement, we have granted Mr. Pope options for 750,000 shares of our common stock (the "Option Shares"). The Option Shares will vest over a five year period and may be exercised during the seven year period after vesting. If Mr. Pope voluntarily resigns or is terminated for cause, all unvested options will be forfeited and cancelled; provided, that Mr. Pope shall be fully vested in then unvested Option Shares (A) in the event of his termination by the Company other than for cause, (B) upon the consummation of a Change in Control, or (C) upon his death or disability. The Company has agreed to use its best efforts to register, and maintain the effectiveness of a registration statement on Form S-8, for resale all of the Option Shares granted to Mr. Pope.

Mr. Pope also is entitled to participate in any benefits plans maintained by the Company for its executives or employees and is entitled to four weeks annual vacation. He is also entitled to be reimbursed for business expenses incurred by him.

If his employment is terminated for reasons other than death, disability, "good reason", or voluntary termination by Mr. Pope, the Company will be obligated to make monthly payments equal to his monthly base salary for the longer of four months or the remaining term of the employment agreement.



The foregoing descriptions of the employment agreements are qualified in their entirety by reference to the actual terms of each agreement, copies of which have been filed with the Commission.

1 OPTION GRANTS IN FISCAL 2005

The following table provides information concerning grants of options to purchase the Company's common stock that we made to each of the executive officers and significant employees named in the summary executive compensation table during the fiscal year ended December 31, 2005. We did not grant stock appreciation rights to these individuals during 2005.


-----------------------------------------------------------------------------------------------------
                              Number of          Percentage of Total      Exercise
                        Securities Underlying     Options Granted to      Price Per      Expiration
Name                       Options Granted        Employees in 2005         Share           Date
------------------------------------------------------------------------------------   -------------
K. Mason Conner               2,000,000                  23%                $0.16        12/27/2012
K. Mason Conner                 200,000                   2%                $0.15         4/1/2015
H. Jay Hill                   2,000,000                  23%                $0.16        12/27/2012
H. Jay Hill                     350,000                   4%                $0.15         4/1/2015
James L. Kolassa                300,000                   4%                $0.18        4/27/2009
James L. Campbell                --                       --                 --              --
Stephen A. Garner                --                       --                 --              --
Alexander Riess                  --                       --                 --              --
William R. Falcon                --                       --                 --              --
-----------------------------------------------------------------------------------------------------


FISCAL YEAR END OPTION VALUES AND EXERCISES

The following table provides information with respect to the year-end value of unexercised stock options for each of the executive officers and significant employees named in the summary executive compensation table. The dollar values of unexercised options are calculated by determining the difference between the fair market value at fiscal year end of the common stock underlying the options and the exercise price of the options. The fair value is $0.15 per share, the per share price of our common stock on the OTCBB on December 31, 2005.

-------------------------------------------------------------------------------------------------
                           Number of Securities Underlying              Value of Unexercised
                             Unexercised Options at FYE              In-the-Money Options at FYE
Name                        Exercisable / Un-exercisable            Exercisable / Un-exercisable
-------------------------------------------------------------------------------------------------
K. Mason Conner                 8,085,332 / 0                                  $0 / $0
H. Jay Hill                     1,370,162 / 0                             $50,000 / $0
James L. Kolassa                  360,000 / 1,440,000                          $0 / $0
James L. Campbell                       0 / 0                                  $0 / $0
Stephen A. Garner                       0 / 0                                  $0 / $0
Alexander Riess                         0 / 0                                  $0 / $0
William R. Falcon                       0 / 0                                  $0 / $0
-------------------------------------------------------------------------------------------------


STOCK OPTIONS

The Company has adopted an equity incentive plan (the "2002 Plan") that authorizes the issuance of options to acquire up to 60,000,000 shares of common stock, as amended, to employees and certain outside consultants. The 2002 Plan allows for the issuance of either non-qualified or, subject to stockholder approval, incentive stock options pursuant to Section 422 of the Internal Revenue Code. Options vest at the discretion of the Board of Directors as determined at the grant date, but not longer than a ten-year term. Under the 2002 Plan, the exercise price of each option shall not be less than fair market value on the date the option is granted. The number of options under the 2002 Plan available for grant at December 31, 2005 was 35,725,532.

During 2004, the Company granted to its employees options to purchase shares of its common stock under the 2002 Plan as follows: 5,150,000 shares at $0.15 per share, 150,000 shares at $0.17 per share, 2,990,000 shares at $0.18 per share, 10,000 shares at $0.1875 per share, 25,000 shares at $0.19 per share, 35,000 shares at $0.20 per share. All options were issued above or at the fair market value on the dates of grant and vest on various dates from the date of grant through October 2009.

During 2004, 1,362,286 options under the 2002 Plan and 154,635 other options were cancelled due to their expiration or the termination of employment.

During 2005, the Company granted to its employees options to purchase shares of its common stock under the 2002 Plan as follows: 4,250,000 shares at $0.16 per share, 3,906,000 shares at $0.18 per share, and 100,000 shares at $0.1875 per share. All options were issued above or at the fair market value on the dates of grant and vest on various dates from the date of grant through October 2010.

During 2005, 1,165,000 options under the 2002 Plan were cancelled due to their expiration or the termination of employment.

During 1997, the Board of Directors of the Company adopted a stock option plan (the "1997 Plan") that authorizes the issuance of options to acquire up to 5,000,000 shares of common stock to employees and certain outside consultants. The 1997 Plan allows for the issuance of either non-qualified or incentive stock options pursuant to Section 422 of the Internal Revenue Code. Options vest at the discretion of the Board of Directors as determined at the grant date, but not longer than a ten-year term. Under the 1997 Plan, the exercise price of each option shall not be less than 85 percent of fair market value on the date the option is granted. The number of options under the 1997 Plan available for grant at December 31, 2005 and 2004 was 2,089,798.



                                   PROPOSAL #2
   AMENDMENT OF BYLAWS TO ESTABLISH THE OFFICE OF CHIEF EXECUTIVE OFFICER AND
                     DESCRIBE THE POWERS AND RESPONSIBIITIES
                                 OF SUCH OFFICER

PURPOSE AND EFFECT OF THE ACTIONS
---------------------------------

AMEND THE BYLAWS TO (I) CREATE THE POSITION OF CHIEF EXECUTIVE OFFICER AND DESCRIBE THE POWERS AND RESPONSIBILITIES OF THE CHIEF EXECUTIVE OFFICER.

(a) Reason for amendment

The Company's current Bylaws provide only for the offices of President, Secretary and Chief Financial Officer. The Corporation desires to appoint K. Mason Conner as its Chief Executive Office and has employed Jerry T. Kendall as its President. The amend to the Bylaws establishes the office of Chief Executive Officer and defines the roles of the Chief Executive Officer and the President.

A copy of the Amendment to the Bylaws is attached hereto as Exhibit 3.1.


                                   PROPOSAL #3
              AMENDMENT OF BYLAWS TO INCREASE THE MAXIMUM NUMBER OF
                           DIRECTORS FROM FIVE TO NINE

AMEND THE BYLAWS TO INCREASE THE MAXIMUM NUMBER OF DIRECTORS FROM FIVE TO NINE.

The Corporation current Bylaws provide that the Board of Directors shall consist of not less than (3) nor more than five (5) directors. In connection with the Corporation's recent acquisition of GoSolutions, Inc. ("GSI"), the Corporation agreed to support the candidacy of a GSI nominee to serve as a Director. To fulfill this obligation, it is necessary for the maximum number of directors authorized to be elected by increased. Although the maximum number of directors need be increased to only six (6) to fulfill the Corporation's obligation to GSI, the Corporation desires to increase the maximum number to nine (9) to enable later expansion of the Board. Except for the GSI designee, the Corporation has no current plans to add additional members to the Board

A copy of the Amendment to the Bylaws is attached hereto as Exhibit 3.1.

                                OTHER INFORMATION

Section 16(a) of the Securities Exchange Act of 1934 requires officers and Directors of the Company and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission, and forward copies of such filings to the Company. Based on the copies of filings received by the Company, during the most recent fiscal year, the directors, officers, and beneficial owners of more than ten percent of the equity securities of the Company registered pursuant to Section 12 of the Exchange Act, have filed on a timely basis, all required Forms 3, 4, and 5 and any amendments thereto.

                         FINANCIAL AND OTHER INFORMATION

For more detailed information regarding the Company, including financial statements, you may refer to our most recent Form 10-KSB for the period ended December 31, 2005 and other periodic filing with the Securities and Exchange Commission ("SEC)" which we file from time to time. This information may be found on the SEC's EDGAR database at www.sec.gov.


       COST OF INFORMATION STATEMENT AND DELIVERY OF DOCUMENTS TO MULTIPLE
                         SHAREHOLDERS SHARING AN ADDRESS

We will bear the cost of preparing, printing, and mailing this Information Statement.

One Information Statement will be delivered to multiple shareholders sharing an address unless we receive contrary instructions from such shareholders. Upon receipt of such notice, we will undertake to deliver promptly a separate copy of the Information Statement to the shareholder at a shared address to which a single copy of the documents was delivered. In the event you desire to provide such notice to us with respect to this Information Statement or any future Annual Report, Proxy Statement or Information Statement, such notice may be given verbally by telephoning our offices at (714) 368-8705 or by mail to 14471 Chambers Road, Suite 105, Tustin, CA 92780.

                                   CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the actions and Amendment. Your consent to the actions and Amendment is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934.



    WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
        PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.



By Order of the Board of Directors

/s/ Michael A. Richard
--------------------------

Date:


May 23, 2006


Michael A. Richard
Chief Financial Officer